UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2025

Goldman Sachs Middle Market Lending Corp. II

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01461	87-3643363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 West Street New York, NY	10282
(Address of principal executive offices)	(Zip Code)

(312) 655-4419

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02.	Termination of a Material Definitive Agreement.

Immediately prior to and in connection with the completion of the Merger (as defined below), Goldman Sachs Middle Market Lending Corp. II, a Delaware corporation (the “Company” or “MMLC II”), repaid in full all outstanding amounts due in connection with, and terminated all commitments under, that certain Senior Secured Revolving Credit Agreement (the “Credit Agreement”), dated as of February 28, 2023 (as amended by that certain First Amendment to the Credit Agreement, dated as of July 31, 2023, and that certain Second Amendment to the Credit Agreement, dated as of May 30, 2024), by and among the Company, the lenders party thereto, and Truist Bank as the Administrative Agent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 14, 2025, Goldman Sachs Private Credit Corp., a Delaware corporation (“GSCR”), completed its previously announced acquisition of the Company, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 11, 2025, by and among the Company, GSCR, and Goldman Sachs Asset Management, L.P., a Delaware limited partnership and the investment adviser to each of the Company and GSCR (the “Adviser”). Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), the Company merged with and into GSCR, with GSCR continuing as the surviving company (the “Merger”). As a result of the Merger, and as of the Effective Time, the Company’s separate existence ceased.

In accordance with the terms of the Merger Agreement, at the Effective Time, each share of common stock, $0.001 par value per share, of the Company (“MMLC II Common Stock”) issued and outstanding immediately prior to the Effective Time, except for shares, if any, owned by the Company, GSCR, or any of their respective consolidated subsidiaries, was converted into the right to receive an amount in cash equal to $18.41 per share. As a result of the Merger, GSCR will pay approximately $441.2 million to the Company’s stockholders, prior to any adjustment for shares, if any, held by any person who is entitled to demand (and properly demands) appraisal of their shares of MMLC II Common Stock.

The description above is only a summary of the Merger Agreement and is qualified in its entirety by reference to a copy of the Merger Agreement, which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on July 11, 2025 and is incorporated by reference herein.

Item 3.01.	Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information required by Item 5.01 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, each of the named executive officers and directors of the Company ceased to be named executive officers and directors of the Company as of the Effective Time of the Merger (and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices).

Item 8.01	Other Events.

Net Asset Value (as of October 12, 2025)

As of October 12, 2025, the Company’s net asset value (“NAV”) was approximately $441.2 million. The NAV per share as of October 12, 2025, as determined in accordance with the Company’s valuation policy, is set forth below.

NAV per share as of October 12, 2025
Common Stock	$18.41

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Agreement and Plan of Merger, dated July 11, 2025, by and among Goldman Sachs Private Credit Corp., Goldman Sachs Middle Market Lending Corp. II and Goldman Sachs Asset Management, L.P. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No 814-01461), filed on July 11, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS MIDDLE MARKET LENDING CORP. II (Registrant)

Date: October 14, 2025	By:	/s/ Vivek Bantwal
	Name:	Vivek Bantwal
	Title:	Co-Chief Executive Officer

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer